Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned directors of PlainsCapital Corporation, do hereby constitute and appoint Alan B. White and Allen W. Custard III, or either of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Charlotte J. Anderson Charlotte J. Anderson	Director	September 17, 2009

/s/ Tracy A. Bolt Tracy A. Bolt	Director	September 17, 2009

/s/ Andrew J. Littlefair Andrew J. Littlefair	Director	September 17, 2009

/s/ Mike McGuire Mike McGuire	Director	September 17, 2009

/s/ A. Haag Sherman A. Haag Sherman	Director	September 17, 2009